Exhibit 1.2

                                               Colorado Secretary of State
                                               Date and Time: 11/02/2004 03:08PM
Document Processing Fee                        Entity ID:19881007851
  If document is on paper:            $100.00
  If document is filed electronically $   .99  Document number:20041385290
Fees are subject to change.
For electronic filing and to obtain
  Copies of filed documents visit
  www.sos.state.co.us
  -------------------
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169                            ABOVE SPACE FOR OFFICE USE ONLY
Paper documents must be typed or machine printed.


                            Articles of Reinstatement

Filed pursuant to Section 7-90-301, et seq and Section 7-90-1003 of the Colorado Revised Statutes (C.R.S.)

ID number:                          19881007851

1. Entity name:
                                    SPRINGFIELD FINANCIAL, INC.
                                    --------------------------------------------

2. Entity name of the entity
   following reinstatement:
                                    SPRINGFIELD FINANCIAL, INC.
                                    --------------------------------------------
                                    (The  domestic  entity  name  of a  domestic
                                    entity following  reinstatement shall be the
                                    same  as the  domestic  entity  name  of the
                                    domestic   entity   immediately   prior   to
                                    dissolution  if such  domestic  entity  name
                                    complies  with section 7-90- 601, CRS at the
                                    time of  reinstatement.  If such entity name
                                    is   not    available   at   the   time   of
                                    reinstatement,  it  shall  include  the word
                                    "reinstated"   followed   by  the   year  of
                                    reinstatement.)

3. Use of Restricted Words (if any
   of these terms are contained in
   an entity name, true name of an      __ "bank" or "trust" or any derivative
   entity, trade name or trademark         thereof
   stated in this document,  make       __ "credit union"  __ "savings and loan"
   the applicable selection):           __ "insurance", "casualty", "mutual", or
                                           "surety"

4. Registered agent:
   (if an individual)               Schumacher     Mick
                                    --------------------------------------------
                                      (Last)     (First)     (Middle)   (Suffix)

5. The person appointed as registered agent in the document has consented to being so appointed.

6. Registered agent street address:        2525 Fifteenth Street, Suite 3H
                                    --------------------------------------------
                                              (Street name and number)

                                       Denver         CO              80211
                                    --------------------------------------------
                                       (City)      (State)     (Postal/Zip Code)

7. Registered agent mailing address:
   (if different from above)        --------------------------------------------


8. Principal office street address:        2525 Fifteenth Street, Suite 3H
                                    --------------------------------------------
                                              (Street name and number)

                                       Denver         CO              80211
                                    --------------------------------------------
                                       (City)      (State)     (Postal/Zip Code)

9. Principal office mailing address:
   (if different from above)        --------------------------------------------


10. Date of formation of the entity:                   02/26/1988
                                                 ---------------------
                                                      (mm/dd/yyyy)

11. Date of dissolution:                               11/27/1989
    (if known)                                   ---------------------
                                                      (mm/dd/yyyy)

12. If the entity's period of duration
    as amended is less than perpetual,
    state the date on which the period
    of duration expires:
                                                 ---------------------
                                                      (mm/dd/yyyy)
         OR

    If the corporation's period of duration as amended is perpetual, mark this box: X

13. (Optional) Delayed effective date:
                                                 ---------------------
                                                      (mm/dd/yyyy)

14.  Colorado statute under which the
     Entity existed immediately prior
     To dissolution:                                   unknown
                                                 ---------------------

15.  All applicable conditions of CRS Section 7-90-1002 have been satisfied.

Notice:

Causing this document to be delivered to the secretary of state shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.  Name(s) and address(es) of the
    Indivudal(s) causing the document
    To be delivered for filing:     Schumacher     Mick
                                  ----------------------------------------------
                                      (Last)     (First)     (Middle)   (Suffix)

                                          2525 Fifteenth Street, Suite 3H
                                  ----------------------------------------------
                                              (Street name and number)

                                       Denver         CO              80211
                                  ----------------------------------------------
                                       (City)      (State)     (Postal/Zip Code)

                                                                 United States
                                  ----------------------------------------------
                                  (Province - if applicable) (Country-if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box __ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.